© Fifth Third Bancorp | All Rights Reserved Fifth Third Bancorp 3Q25 Earnings Presentation October 17, 2025 Refer to earnings release dated October 17, 2025 for further information.

© Fifth Third Bancorp | All Rights Reserved This presentation contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. All statements other than statements of historical fact are forward-looking statements. These statements relate to our financial condition, results of operations, plans, objectives, future performance, capital actions or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated by our filings with the U.S. Securities and Exchange Commission (“SEC”). There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) deteriorating credit quality; (2) loan concentration by location or industry of borrowers or collateral; (3) problems encountered by other financial institutions; (4) inadequate sources of funding or liquidity; (5) unfavorable actions of rating agencies; (6) inability to maintain or grow deposits; (7) limitations on the ability to receive dividends from subsidiaries; (8) cyber-security risks; (9) Fifth Third’s ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; (10) failures by third-party service providers; (11) inability to manage strategic initiatives and/or organizational changes; (12) inability to implement technology system enhancements, including the use of artificial intelligence; (13) failure of internal controls and other risk management programs; (14) losses related to fraud, theft, misappropriation or violence; (15) inability to attract and retain skilled personnel; (16) adverse impacts of government regulation; (17) governmental or regulatory changes or other actions; (18) failures to meet applicable capital requirements; (19) regulatory objections to Fifth Third’s capital plan; (20) regulation of Fifth Third’s derivatives activities; (21) deposit insurance premiums; (22) assessments for the orderly liquidation fund; (23) weakness in the national or local economies; (24) global political and economic uncertainty or negative actions; (25) changes in interest rates and the effects of inflation; (26) changes in U.S. trade policies, including the imposition of tariffs and retaliatory tariffs; (27) changes and trends in capital markets; (28) fluctuation of Fifth Third’s stock price; (29) volatility in mortgage banking revenue; (30) litigation, investigations, and enforcement proceedings; (31) breaches of contractual covenants, representations and warranties; (32) competition and changes in the financial services industry; (33) potential impacts of the adoption of real-time payment networks; (34) changing retail distribution strategies, customer preferences and behavior; (35) difficulties in identifying, acquiring or integrating suitable strategic partnerships, investments or acquisitions; (36) potential dilution from future acquisitions; (37) loss of income and/or difficulties encountered in the sale and separation of businesses, investments or other assets; (38) results of investments or acquired entities; (39) changes in accounting standards or interpretation or declines in the value of Fifth Third’s goodwill or other intangible assets; (40) inaccuracies or other failures from the use of models; (41) effects of critical accounting policies and judgments or the use of inaccurate estimates; (42) weather-related events, other natural disasters, or health emergencies (including pandemics); (43) the impact of reputational risk created by these or other developments on such matters as business generation and retention, funding and liquidity; (44) changes in law or requirements imposed by Fifth Third’s regulators impacting our capital actions, including dividend payments and stock repurchases; (45) Fifth Third's ability to meet its environmental and/or social targets, goals and commitments; and (46) risks relating to the pending merger with Comerica Incorporated, including Fifth Third’s inability to realize the anticipated benefits of the pending merger, the failure to satisfy the closing conditions of the pending merger or an unexpected delay in the closing of the pending merger, the failure to receive required regulatory, stockholder or other approvals and the disruption of Fifth Third’s business as a result of the pending merger. You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisos that apply to a given piece of information in one part of this press release should be read as applying mutatis mutandis to every other instance of such information appearing herein. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. In this presentation, we may sometimes provide non-GAAP financial information. Please note that although non-GAAP financial measures provide useful insight to analysts, investors and regulators, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures. We provide a discussion of non-GAAP measures and reconciliations to the most directly comparable GAAP measures in later slides in this presentation, as well as on pages 27 through 29 of our 3Q25 earnings release. Management does not provide a reconciliation for forward-looking non-GAAP financial measures where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of the Bancorp's control or cannot be reasonably predicted. For the same reasons, Bancorp's management is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. Cautionary statement 2

© Fifth Third Bancorp | All Rights Reserved For end note descriptions, see end note summary starting on page 41 Key Messages 3 Diversified loan origination platforms delivered accelerating loan growth year-over-year Consistent execution of strategic priorities led to highest adjusted PPNR1 growth in over 2 years Continued expense discipline resulted in a 180 bps year-over-year improvement in the adjusted efficiency ratio1 Investments in building out the Southeast and growing Middle Market sales force resulted in strong household and client acquisition

© Fifth Third Bancorp | All Rights Reserved • Compared to 3Q24, average consumer and commercial loans increased 7% and 4%, respectively • Continued momentum in net interest income and net interest margin3 with interest bearing liabilities costs down for fifth consecutive quarter • Generated positive operating leverage for the 4th consecutive quarter driven by disciplined expense management and accelerating revenue growth • Generated consumer household growth of 3% compared to 3Q24, including 7% growth in the southeast • Tangible book value per share3 increased 7% over the last year • Strong profitability resulted in maintaining CET12 above 10.5% while executing $300 million of share repurchases and raising common dividend 8% Reported1 Adjusted1 EPS $0.91 $0.93 ROA 1.21% 1.25% ROE 12.6% 13.0% ROTCE 17.3% 17.7% NIM 3.13% 3.13% Efficiency ratio 54.9% 54.1% PPNR $1,039MM $1,061MM CET12 10.54% For end note descriptions, see end note summary starting on page 41 3Q25 highlights 4

© Fifth Third Bancorp | All Rights Reserved $1.43 $1.44 $1.44 $1.50 $1.53 2.90% 2.97% 3.03% 3.12% 3.13% NII NIM 3Q24 4Q24 1Q25 2Q25 3Q25 NII $ in millions; NIM change in bps 2Q25 to 3Q25 NII & NIM walk T o ta l n et in te re st in co m e; $ b ill io ns Net interest income1 5 For end note descriptions, see end note summary starting on page 41 NII NIM 2Q25 $1,500 3.12% Loan balances / mix 8 1 Deposit / wholesale funding balances / mix 5 1 Securities portfolio and cash 3 — Day count 11 (1) Other (2) — 3Q25 $1,525 3.13%

© Fifth Third Bancorp | All Rights Reserved Noninterest income T o ta l n o ni nt er es t in co m e; $ m ill io ns For end note descriptions, see end note summary starting on page 41 6 $ millions 3Q25 PQ YoY Wealth and asset management revenue $181 9% 11% Commercial payments revenue 157 3% 2% Consumer banking revenue 144 (2)% 1% Capital markets fees 115 28% 4% Commercial banking revenue 87 10% (6)% Mortgage banking net revenue 58 4% 16% Other noninterest income 29 (34)% NM Securities (losses) gains, net 10 (38)% — Noninterest income $781 4% 10% Impact of certain items 8 Adjusted noninterest income (excl. securities gains/losses, net)1,2 $789 7% 5% Year-over-year • Wealth and asset management revenue up 11% driven by continued AUM growth • Mortgage banking net revenue up 16% driven by increased originations and net servicing fees Quarter-over-quarter • Capital market fees up 28% due to strong rebound in loan syndications and M&A advisory revenue $711 $732 $694 $750 $781$748 $791 $721 $735 $789 Noninterest income Adjusted noninterest income (excl. securities gains/losses, net)¹² 3Q24 4Q24 1Q25 2Q25 3Q25

© Fifth Third Bancorp | All Rights Reserved $1,244 $1,226 $1,304 $1,264 $1,267 $1,215* $1,225* $1,308* $1,233* $1,253* 55.9% 54.8% 60.5% 55.2% 54.1% Adjusted noninterest expense¹* Noninterest expense Adjusted Efficiency Ratio¹ 3Q24 4Q24 1Q25 2Q25 3Q25 T o ta l n o ni nt er es t ex p en se ; $ m ill io ns Noninterest expense 7 $ in millions 3Q25 2Q25 3Q24 Non-qualified deferred compensation expense/ (benefit), primarily offset in securities gains/losses $11 $16 $10 For end note descriptions, see end note summary starting on page 41 $ millions 3Q25 PQ YoY Compensation and benefits $685 (2)% (1)% Technology and communications 128 2% 6% Net occupancy expense 89 7% 10% Equipment expense 44 7% 16% Loan and lease expense 39 8% 15% Card and processing expense 22 — — Marketing expense 34 (21)% 31% Other noninterest expense 226 5% (3)% Total noninterest expense $1,267 — 2% Impact of certain items (3) Noninterest expense excluding certain item(s)1 $1,264 1% 3% Non-qualified deferred compensation (expense)/benefit (11) Adjusted noninterest expense, excluding certain item(s)1 and non-qualified deferred compensation $1,253 2% 3% Year-over-year • Adjusted noninterest expense1 up 3% compared with 3Q24 due to investments in branches, marketing and technology • Adjusted efficiency ratio1 of 54.1%, improved 180 bps compared to 3Q24 Quarter-over-quarter • Adjusted noninterest expense1 up 2% verse 2Q25 driven by investments in branches and technology 1, 8* $1,304

© Fifth Third Bancorp | All Rights Reserved Solar energy installation Average loans $116.8 $117.9 $121.3 $123.1 $123.3 $71.8 $72.0 $74.7 $75.4 $74.9 $45.1 $45.9 $46.6 $47.7 $48.4 6.48% 6.18% 6.06% 6.11% 6.12% Commercial Consumer Total loan yield 3Q24 4Q24 1Q25 2Q25 3Q25 $116.7 $119.8 $122.2 $122.4 $123.1 $71.1 $73.3 $75.1 $74.2 $74.4 $45.5 $46.5 $47.1 $48.2 $48.7 Commercial Consumer 3Q24 4Q24 1Q25 2Q25 3Q25 Loans Loan portfolio compositionAverage loan & lease balances $ in billions; loan & lease balances excluding HFS Period-end loan & lease balances $ in billions; loan & lease balances excluding HFS 8 Note: totals shown above may not foot due to rounding 44% 14% 3% 14% 14% 4% 4% 3% Commercial and industrial Commercial real estate Commercial leases Residential mortgage Home equity Indirect secured consumer Credit card and other % of Total Loans Commercial: 61% Consumer: 39%

© Fifth Third Bancorp | All Rights Reserved 5.00% 4.50% 4.50% 4.50% 4.25% 2.30% 2.04% 1.84% 1.80% 1.81% Fed Funds Rate Total Cost of Deposits 3Q24 4Q24 1Q25 2Q25 3Q25 Total cost of deposits Total deposit mixAverage deposit balances $167.2 $167.2 $164.2 $163.6 $164.8 $163.7 $164.7 $161.8 $161.4 $162.5 3.03% 2.68% 2.42% 2.39% 2.41% Core Deposits CDs > $250K Total interest-bearing deposit costs 3Q24 4Q24 1Q25 2Q25 3Q25 $ in billions Demand, 25% Interest checking, 34% Money market and savings, 33% Time deposits, 8% $ in billions $165B Average Deposits $163.7 $164.7 $161.8 $161.4 $162.5 $123.7 $124.6 $122.0 $120.5 $121.3 $40.0 $40.1 $39.8 $40.9 $41.2 24.4% 24.3% 24.6% 25.3% 25.4% Interest-Bearing $ Non Interest-Bearing $ Non Interest-Bearing % 3Q24 4Q24 1Q25 2Q25 3Q25 Non interest-bearing to core deposit trend (average) $ in billions Deposits 9 Note: Totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved Net charge-offs (NCOs) $142 $136 $136 $139 $339 $142 $136 $136 $139 3Q24 4Q24 1Q25 2Q25 3Q25 Credit quality overview 10 3Q24 4Q24 1Q25 2Q25 3Q25 NPL ratio 0.59% 0.69% 0.79% 0.70% 0.62% NPA ratio1 0.62% 0.71% 0.81% 0.72% 0.65% 30-89 days past due as a % of portfolio loans and leases 0.24% 0.25% 0.31% 0.23% 0.28% NCO ratio 0.48% 0.46% 0.46% 0.45% 1.09% ACL ratio as a % of portfolio loans and leases 2.09% 2.08% 2.07% 2.09% 1.96% Nonperforming loans (NPLs) $686 $823 $966 $853 $768 3Q24 4Q24 1Q25 2Q25 3Q25 Portfolio loans & leases 30-89 days past due $283 $303 $385 $277 $348 3Q24 4Q24 1Q25 2Q25 3Q25 $ in millions For end note descriptions, see end note summary starting on page 41

© Fifth Third Bancorp | All Rights Reserved 3Q16 3Q17 3Q18 3Q19 3Q20 3Q21 3Q22 3Q23 3Q24 3Q25 0.00% 0.50% 1.00% 1.50% Historical net charge-off and NPA ratios Net charge-off ratio Non-performing assets ratio2 3Q16 3Q17 3Q18 3Q19 3Q20 3Q21 3Q22 3Q23 3Q24 3Q25 0.00% 0.50% 1.00% 1.50% Commercial net charge-off ratio 3Q16 3Q17 3Q18 3Q19 3Q20 3Q21 3Q22 3Q23 3Q24 3Q25 0.00% 0.50% 1.00% 1.50% 3Q16 3Q17 3Q18 3Q19 3Q20 3Q21 3Q22 3Q23 3Q24 3Q25 0.00% 0.50% 1.00% 1.50% Consumer net charge-off ratio 3Q25 1.46% 3Q25 1.09% 3Q25 0.65% 3Q25 0.52% 10-year average excluding COVID1 10-year average excluding COVID1 10-year average excluding COVID1 10-year average excluding COVID1 For end note descriptions, see end note summary starting on page 41 11

© Fifth Third Bancorp | All Rights Reserved 10.58% ~36 bps (~6 bps) (~18 bps) (~16 bps) ~0 bps 10.54% 2Q25 Net income to common RWA Share repurchases Common dividends Other 3Q25 12 Strong liquidity and capital position Liquidity position $ in billions Capital position Common equity tier 1 ratio1 For end note descriptions, see end note summary starting on page 41; totals shown above may not foot due to rounding Liquidity Sources 6/30/25 9/30/25 Fed reserves $12 $17 Unpledged investment securities $22 $21 Available FHLB borrowing capacity $10 $9 Current Fed discount window availability $61 $61 Total $106 $107 • Maintained full Category 1 LCR compliance during the quarter, ending at 126% • Loan-to-core deposit ratio of 75% • For several years, we have performed: – Daily LCR calculations – Monthly liquidity stress tests, including two FITB-specific scenarios over and above regulatory requirements – Monthly 2052a complex liquidity monitoring reporting Common equity tier 1 ratio1 Common equity tier 1 ratio inclusive of AOCI2 10.8% 10.6% 10.4% 10.6% 10.5% 8.7% 8.1% 8.3% 8.6% 8.8% Reported CET1 Ratio CET1 inclusive of AOCI 3Q24 4Q24 1Q25 2Q25 3Q25

© Fifth Third Bancorp | All Rights Reserved As of October 17, 2025; please see cautionary statements on page 2. Current expectations 4Q25 compared to 3Q25 13 For end note descriptions, see end note summary starting on page 41 Avg. loans & leases (Including HFS) up 1% Net interest income1 (3Q25 baseline: $1.525 billion) stable to up ~1% assumes 12/31/25 Fed funds rate of 3.75% Noninterest income1 (3Q25 baseline: $789 million; excludes securities g/l) up 2 - 3% Noninterest expense1 (3Q25 baseline: $1.253 billion; excludes the market-to-market impact of non-qualified deferred compensation) up ~2% Net charge-off ratio ~40 bps Effective tax rate 23%

© Fifth Third Bancorp | All Rights Reserved 14 Appendix

© Fifth Third Bancorp | All Rights Reserved Consumer and Business Banking Digital Metrics Average Active Digital Users (Millions) 3.09 3.09 3.14 3.17 3.19 3Q24 4Q24 1Q25 2Q25 3Q25 Digital Engagement Digital Originations Average Active Mobile Users (Millions) 2.35 2.37 2.40 2.43 2.47 3Q24 4Q24 1Q25 2Q25 3Q25 Digital Assisted Mortgage Applications 98% 97% 98% 97% 98% 3Q24 4Q24 1Q25 2Q25 3Q25 New Consumer Deposit Accounts 23% 28% 27% 28% 28% 3Q24 4Q24 1Q25 2Q25 3Q25 Consumer Satisfaction #1 for banking mobile app user satisfaction among regional banks Average app store rating of 4.8 stars vs peer average of 4.6 stars 15 For end note descriptions, see end note summary starting on page 41 1 2

Strategic investments resulting in fee diversification and growth

Fee revenue mix is well-diversified

LTM 3Q25 adjusted noninterest income mix[1,2]



Other Noninterest Income
Mortgage Banking
Commercial Banking
Capital Markets
Consumer Banking
Commercial Payments
Wealth & Asset Management
6%
8%
12%
14%
19%
20%
22%
LTM 3Q25 adjusted noninterest income
$3.04B

Fee contribution as a percent of revenue stands out favorably relative to peers

LTM 3Q25 adjusted noninterest income as a percent of adjusted revenue[2], unless otherwise noted



34%
29%
LTM 2Q25 Peer Median

- Total adjusted fee revenue[1] accounted for ~34% of total adjusted revenue for the last twelve months ending 9/30/25
- Focused on diversifying revenue to lessen cyclical impacts, with success in Wealth & Asset Management, Capital Markets and Commercial Payments

For end note descriptions, see end note summary starting on page 41

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© Fifth Third Bancorp | All Rights Reserved

© Fifth Third Bancorp | All Rights Reserved $71.8 $72.0 $74.7 $75.4 $74.9 $71.1 $73.3 $75.1 $74.2 $74.4 Average Period-end 3Q24 4Q24 1Q25 2Q25 3Q25 3Q24 2Q25 3Q25 NCO ratio1 0.40% 0.38% 1.46% 30-89 delinquencies 0.07% 0.06% 0.16% 90+ delinquencies 0.02% 0.01% 0.00% Nonperforming loans2 0.47% 0.69% 0.58% Portfolio loans and leases $ in billions Key statistics Total commercial portfolio overview Average QoQ change (0.6%) 0.3% 3.8% 1.0% (0.7%) Period-end QoQ change (0.9%) 3.0% 2.5% (1.3%) 0.4% Commercial portfolio mix 72% 16% 7% 4% C&I Commercial mortgage Commercial construction Commercial leases For end note descriptions, see end note summary starting on page 41; totals shown above may not foot due to rounding 17

© Fifth Third Bancorp | All Rights Reserved $51.6 $51.6 $53.4 $54.1 $54.2 $50.9 $52.3 $53.7 $53.3 $53.9 Average Period-end 3Q24 4Q24 1Q25 2Q25 3Q25 18 Key statistics Revolving line utilization trend3 Commercial and industrial overview 35.3% 35.6% 35.3% 35.5% 36.1% 35.5% 36.2% 37.0% 36.5% 36.7% 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 Portfolio loans $ in billions Average QoQ change (1.4%) (0.1%) 3.6% 1.3% 0.2% Period-end QoQ change (1.8%) 2.7% 2.7% (0.7%) 1.2% For end note descriptions, see end note summary starting on page 41; totals shown above may not foot due to rounding 3Q24 2Q25 3Q25 NCO ratio1 0.55% 0.51% 2.01% 30-89 delinquencies 0.06% 0.05% 0.08% 90+ delinquencies 0.02% 0.01% 0.00% Nonperforming loans2 0.50% 0.86% 0.73%

High quality Shared National Credit portfolio

Shared National Credit portfolio is well diversified

$ in billions; as of 9/30/25


SNC portfolio
$32.2BN
~26% of total loans
Industry mix
Other 18%
Retail 18%
Business Services 7%
Financial Services 16%
Wholesale Trade 8%
Manufacturing 8%
TMT 9%
Rental and Leasing 16%

Key statistics

	3Q24	2Q25	3Q25
Loan balance	$31.2	$32.5	$32.2
Nonperforming loans[2]	0.32%	0.85%	0.72%
NCO Ratio[1]	0.33%	0.34%	0.57%

- Reduced balances 8% compared to 3Q23
- ~60% of SNC balances are at or near investment grade equivalent borrowers; independently underwrite each transaction
- Lead left/lead right on ~50% of relationships
- Criticized assets are lower than the rest of the commercial portfolio over a multi-year period

For end note descriptions, see end note summary starting on page 41; totals shown above may not foot due to rounding

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© Fifth Third Bancorp | All Rights Reserved

Low concentration in leveraged lending

Total Loan Portfolio Composition

as of 9/30/25



Total Loans
$123.7 Billion
Leveraged
2.2%

- Significant reduction in leveraged lending portfolio as a percent of total loans
  - Represents ~2% of loans vs ~8% in 2015
- Leveraged criticized asset rate declined 8% compared to 3Q24

Diversified Leveraged Portfolio

as of 9/30/25



Professional, Scientific, and Technical Services
Healthcare & Other Social Assistance
Manufacturing
Finance & Insurance
Admin, Support & Other Services
Information
Retail Trade
$2.7 Billion
Other
Wholesale Trade
Arts, Entertainment, and Recreation
Accommodation & Food Services

Note: Totals shown above may not foot due to rounding

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© Fifth Third Bancorp | All Rights Reserved

© Fifth Third Bancorp | All Rights Reserved Portfolio loans 39% 24% 17% 7% 5% 5%3% 49%51% Commercial real estate overview CRE mortgage Balance by occupancy CRE construction Balance by property type Other Retail Office Hospitality Industrial Home builder Non-Owner occupied Owner occupied Hospitality 22% Retail 21% Multifamily 20% Medical Office 14% Office 13% Industrial 7% Non-owner occupied property type mix $17.5 $17.5 $18.2 $18.2 $17.6$17.3 $17.8 $18.3 $17.7 $17.3 $6.0 $5.7 $5.8 $5.8 $5.5 $11.5 $11.8 $12.4 $12.4 $12.0 $5.9 $5.6 $6.0 $5.6 $5.3 $11.4 $12.2 $12.4 $12.1 $11.9 3Q24 4Q24 1Q25 2Q25 3Q25 21 Other 4% For end note descriptions, see end note summary starting on page 41; totals shown above may not foot due to rounding Period-end QoQ change 0.6% 2.8% 2.7% (3.5%) (2.3%) $ in billions Average QoQ change 1.2% 0.1% 3.8% 0.3% (3.6%) 3Q24 2Q25 3Q25 NCO ratio1 0.00% 0.07% 0.03% 30-89 delinquencies 0.04% 0.03% 0.37% 90+ delinquencies 0.02% 0.02% 0.00% Nonperforming loans2 0.46% 0.27% 0.24% Key statistics Period-end - Commercial mortgageAverage - Commercial mortgage Period-end - Commercial constructionAverage - Commercial construction Multifamily

© Fifth Third Bancorp | All Rights Reserved Period-end QoQ change 1.7% 2.1% 1.2% 2.5% 1.0% $45.1 $45.9 $46.6 $47.7 $48.4 $45.5 $46.5 $47.1 $48.2 $48.7 3Q24 4Q24 1Q25 2Q25 3Q25 16% 16% 66% 3Q24 2Q25 3Q25 NCO ratio1 0.62% 0.56% 0.52% 30-89 delinquencies 0.52% 0.47% 0.47% 90+ delinquencies 0.06% 0.05% 0.06% Nonperforming loans2 0.77% 0.72% 0.68% Weighted average FICO at origination3 767 768 768 Weighted average LTV at origination 79% 79% 79% Total consumer portfolio overview 22 Portfolio FICO score at origination3 $ in billions Portfolio loans 2% For end note descriptions, see end note summary starting on page 41; totals shown above may not foot due to rounding Average QoQ change 0.8% 1.9% 1.5% 2.3% 1.6% Key statistics 750+720-749<660 660-719 Period-endAverage

© Fifth Third Bancorp | All Rights Reserved Period-end QoQ change 0.7% 2.2% 0.2% 0.6% (0.2%) Average QoQ change 0.2% 1.7% 1.3% 0.4% 0.2% 12% 15% 70% Weighted average FICO at origination3 764 764 764 Weighted average LTV at origination 73% 74% 74% Residential mortgage overview 23 $17.0 $17.3 $17.6 $17.6 $17.7$17.2 $17.5 $17.6 $17.7 $17.6 3Q24 4Q24 1Q25 2Q25 3Q25 3% For end note descriptions, see end note summary starting on page 41; totals shown above may not foot due to rounding $ in billions Portfolio loans 3Q24 2Q25 3Q25 NCO ratio1 (0.02%) (0.01%) (0.02%) 30-89 delinquencies 0.16% 0.17% 0.18% 90+ delinquencies 0.05% 0.05% 0.06% Nonperforming Loans2 0.76% 0.81% 0.80% Key statistics 750+720-749<660 660-719 Portfolio FICO score at origination3 Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 18% 15% 66% $4.0 $4.1 $4.2 $4.4 $4.6 $4.1 $4.2 $4.3 $4.5 $4.7 3Q24 4Q24 1Q25 2Q25 3Q25 Weighted average FICO at origination3 768 770 771 Weighted average LTV at origination 66% 65% 65% Home equity overview 24 1% For end note descriptions, see end note summary starting on page 41; totals shown above may not foot due to rounding Period-end QoQ change 2.6% 2.8% 1.8% 5.2% 4.3% Average QoQ change 2.3% 2.7% 2.4% 3.8% 4.5% $ in billions Portfolio loans Period-endAverage 750+720-749<660 660-719 Portfolio FICO score at origination3 3Q24 2Q25 3Q25 NCO ratio1 (0.02%) 0.02% (0.05%) 30-89 delinquencies 0.56% 0.54% 0.45% 90+ delinquencies 0.00% 0.00% 0.00% Nonperforming loans2 1.64% 1.67% 1.54% Key statistics

© Fifth Third Bancorp | All Rights Reserved 83% 17% 17% 17% 65% Indirect secured consumer overview 25 Portfolio FICO score at origination *Includes primarily RV & Marine $15.7 $16.1 $16.5 $17.2 $17.7 $15.9 $16.3 $16.8 $17.6 $17.9 3Q24 4Q24 1Q25 2Q25 3Q25 1% Weighted average FICO at origination 771 773 774 Weighted average LTV at origination 88% 88% 88% For end note descriptions, see end note summary starting on page 41; totals shown above may not foot due to rounding Period-end QoQ change 3.2% 2.3% 3.0% 4.7% 1.7% Average QoQ change 2.0% 2.7% 2.3% 4.7% 2.8% $ in billions Portfolio loans Period-endAverage 3Q24 2Q25 3Q25 NCO ratio1 0.54% 0.37% 0.40% 30-89 delinquencies 0.77% 0.70% 0.68% 90+ delinquencies 0.00% 0.00% 0.00% Nonperforming loans2 0.31% 0.37% 0.34% Key statistics 750+720-749<660 660-719 Portfolio FICO score at origination Auto Specialty Lending*

© Fifth Third Bancorp | All Rights Reserved 27% 20% 48% Credit card overview 26 $1.7 $1.7 $1.6 $1.7 $1.7$1.7 $1.7 $1.7 $1.7 $1.7 3Q24 4Q24 1Q25 2Q25 3Q25 Weighted average FICO at origination3 743 743 743 5% Period-end QoQ change (1.7%) 1.8% (4.3%) 2.8% (0.9%) Average QoQ change (1.2%) (2.3%) (2.5%) 2.0% 1.1% $ in billions Portfolio loans For end note descriptions, see end note summary starting on page 41; totals shown above may not foot due to rounding Period-endAverage 3Q24 2Q25 3Q25 NCO ratio1 3.74% 3.74% 3.70% 30-89 delinquencies 1.17% 1.00% 1.00% 90+ delinquencies 1.06% 1.05% 0.95% Nonperforming loans2 1.82% 1.70% 1.71% Key statistics Portfolio FICO score at origination3 750+720-749<660 660-719

© Fifth Third Bancorp | All Rights Reserved $4.0 $4.1 $4.2 $4.3 $4.4 $4.1 $4.2 $4.3 $4.3 $4.4 3Q24 4Q24 1Q25 2Q25 3Q25 14% 20% 66% Weighted average FICO at origination 772 773 771 Solar energy installation overview 27 For end note descriptions, see end note summary starting on page 41; totals shown above may not foot due to rounding Period-end QoQ change 3.2% 3.0% 1.4% 1.3% 2.7% Average QoQ change 1.9% 3.7% 2.0% 1.1% 2.0% $ in billions Portfolio loans 3Q24 2Q25 3Q25 NCO ratio1 1.44% 1.86% 1.47% 30-89 delinquencies 0.42% 0.39% 0.43% 90+ delinquencies 0.00% 0.00% 0.00% Nonperforming loans2 1.57% 0.60% 0.50% Key statistics Period-endAverage Portfolio FICO score at origination 750+720-749660-719

© Fifth Third Bancorp | All Rights Reserved Allowance for credit losses 28 For end note descriptions, see end note summary starting on page 41; totals shown above may not foot due to rounding Allowance for loan & lease losses Amount % of portfolio loans & leases 2Q25 3Q24 Commercial and industrial loans $829 1.54% (0.15%) 0.16% Commercial mortgage loans 265 2.22% (0.45)% (0.57%) Commercial construction loans 70 1.31% 0.37% 0.13% Commercial leases 18 0.56% 0.06% 0.07 Total commercial loans and leases $1,182 1.59% (0.15%) 0.04% Residential mortgage loans 133 0.75% (0.01) (0.08%) Home equity 98 2.09% 0.02% (0.49%) Indirect secured consumer loans 299 1.67% (0.13)% (0.20%) Credit card 145 8.57% (0.45%) (2.82%) Solar energy installation loans 300 6.77% (0.34%) (1.40%) Other consumer loans 108 4.55% (0.08%) (0.38%) Total consumer loans 1,083 2.22% (0.10%) (0.42%) Allowance for loan & lease losses 2,265 1.84% (0.13%) (0.14%) Reserve for unfunded commitments1 151 Allowance for credit losses $2,416 1.96% (0.13%) (0.13%) Compared to: Allocation of allowance by product $ in millions 3Q25 Change in rate

© Fifth Third Bancorp | All Rights Reserved NPL1 rollforward 29 For end note descriptions, see end note summary starting on page 41; totals shown above may not foot due to rounding 3Q24 4Q24 1Q25 2Q25 3Q25 Balance, beginning of period $274 $334 $456 $623 $508 Transfers to nonaccrual status 191 240 273 63 266 Transfers to accrual status — (1) (3) (1) — Transfers to held for sale (5) (5) (17) (24) (1) Loan paydowns/payoffs (47) (49) (19) (70) (63) Transfer to OREO — — — — — Charge-offs (80) (63) (67) (90) (282) Draws/other extensions of credit 1 — — 7 7 Balance, end of period $334 $456 $623 $508 $435 3Q24 4Q24 1Q25 2Q25 3Q25 Balance, beginning of period $332 $352 $367 $343 $345 Transfers to nonaccrual status 104 101 109 95 88 Transfers to accrual status (14) (13) (48) (26) (19) Transfers to held for sale — — — — — Loan paydowns/payoffs (25) (25) (30) (27) (38) Transfer to OREO (7) (7) (5) (5) (7) Charge-offs (40) (43) (52) (37) (37) Draws/other extensions of credit 2 2 2 2 1 Balance, end of period $352 $367 $343 $345 $333 Commercial $ in millions Consumer $ in millions Total NPL $686 $823 $966 $853 $768 Total new nonaccrual loans - HFI 295 341 382 158 354 Total NPL $ in millions

Balance sheet positioning

Commercial loans[1,2]

$24.7BN fixed | $49.7BN variable[1,2]

- 1M based: 43%[4,7]
- 3M based: 6%[4,7]
- Prime & O/N based: 16%[4,7]
- Other based: 1%[4,6,7]
- Weighted avg. life: 1.7 years[1]



4%
7%
16%
73%

C&I	28% Fix | 72% Variable
Coml. mortgage	41% Fix | 59% Variable
Coml. construction	31% Fix | 69% Variable
Coml. lease	100% Fix | 0% Variable

Consumer loans[1]

$41.9BN fixed | $6.8BN variable[1]

- 1M based: 1%[5,7]
- Prime: 12%[5]
- Other based: 1%[5,7,8]
- Weighted avg. life: 4.0 years[1]



3%
14%
10%
37%
36%

Auto/indirect	100% Fix | 0% Variable
Resi mtg. & construction	97% Fix | 3% Variable
Home equity	13% Fix | 87% Variable
Other	84% Fix | 16% Variable
Credit card	38% Fix | 62% Variable

Investment portfolio

- 54% allocation to bullet/locked-out cash flow securities
- AFS & HTM spot yield: 3.22%
- AFS net unrealized pre-tax loss: $3.15BN



13%
31%
56%

Level 1	84% Fix | 16% Variable
Level 2A	99% Fix | 1% Variable
Non-HQLA/ Other	91% Fix | 9% Variable

Includes $3.2BN non-agency CMBS (All super-senior, AAA-rated securities; 58.6% WA LTV, ~34% WA credit enhancement)

Long-term debt[3]

$9.2BN fixed | $4.5BN variable[3]

- SOFR based: 33%
- Weighted avg. life: 3.8 years



13%
5%
12%
70%

Senior debt	61% Fix | 39% Variable
Sub debt	59% Fix | 41% Variable
Auto securiz. proceeds	100% Fix | 0% Variable
Other	97% Fix | 3% Variable

The information above incorporates the impact of $6.85BN in C&I receive-fixed swaps, $4BN in CRE receive-fixed swaps[2], and ~$4BN fair value hedges associated with long-term debt (receive-fixed swaps)

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© Fifth Third Bancorp | All Rights Reserved

Managing rate risk against conservative outcomes

Estimated NII sensitivity profile and ALCO policy limits

	% Change NII (FTE)		ALCO policy limit	
Change in interest rates (bps)	12 months	13 to 24 months	12 months	13 to 24 months
+200 Ramp over 12 months	(2.9%)	(2.9%)	(6.0%)	(7.0%)
+100 Ramp over 12 months	(1.3%)	(0.8%)	NA	NA
-100 Ramp over 12 months	0.6%	(1.2%)	NA	NA
-200 Ramp over 12 months	0.5%	(4.8%)	(6.0%)	(7.0%)

Estimated NII beta sensitivity

	5% Higher Beta		5% Lower Beta	
Change in interest rates (bps)	12 months	13 to 24 months	12 months	13 to 24 months
+200 Ramp over 12 months	(3.6%)	(4.3%)	(2.0%)	(1.2%)
+100 Ramp over 12 months	(1.7%)	(1.5%)	(0.8%)	—%
-100 Ramp over 12 months	1.0%	(0.5%)	0.3%	(1.9%)
-200 Ramp over 12 months	1.2%	(3.5%)	(0.3%)	(6.3%)

Estimated NII sensitivity with demand deposit balance changes

	% Change in NII (FTE)			
	$1BN balance decline		$1BN balance increase	
Change in interest rates (bps)	12 months	13 to 24 months	12 months	13 to 24 months
+200 Ramp over 12 months	(3.8%)	(3.9%)	(2.0%)	(2.0%)
+100 Ramp over 12 months	(2.0%)	(1.6%)	(0.5%)	—%
-100 Ramp over 12 months	0.1%	(1.7%)	1.2%	(0.7%)
-200 Ramp over 12 months	—%	(5.2%)	1.0%	(4.5%)

Rate risk models assume approximately 75-80% effective up betas and 60-65% down betas in our baseline NII sensitivity used in IRR simulations[1,2]

- Models are calibrated to performance in prior rate cycles
- Additionally, rate risk measures assume no deposit re-pricing lags

As of September 30, 2025:

- 46% of HFI loans were variable rate net of existing hedges (67% of total commercial; 14% of total consumer)
- Short-term borrowings represent only 2% of total funding
- Approximately $10.8BN in non-core funding matures beyond one year

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© Fifth Third Bancorp | All Rights Reserved

Investment portfolio composition

Securities portfolio

AFS and HTM portfolio; amortized cost basis; as of 9/30/25



HTM
22%
Securities portfolio
$51BN
~26% of interest earning assets
AFS
78%

Securities mix

	Agency CMBS	Agency RMBS	Non-agency CMBS	Treasuries	Other	Effective duration
HTM	34%	45%	—	21%	—	5.2
AFS	58%	20%	8%	5%	9%	3.9
Total	**52%**	**26%**	**6%**	**9%**	**7%**	**4.2**

Investment portfolio characteristics

Amortized cost basis; as of 9/30/25

Held-to-maturity portfolio

- $11.5BN portfolio
- Reclassification during 1Q24 aimed to de-risk potential AOCI volatility to capital under proposed capital rules
- Securities selected for HTM meet Reg YY eligibility and inclusion requirements

Available-for-sale portfolio

- $39.6BN portfolio
- $3.2BN Non-agency CMBS portfolio
  - All positions are super-senior AAA rated with WA credit enhancement of 34%
  - Securities are 20% risk-weighted and are pledgeable to the FHLB
  - Underlying loans in our structures have a WA LTV of ~60%
  - Credit risk team analyzes transactions at the underlying property-level, similar to what we do for all our CRE loan commitments
    - Leverage analytical tools with over 40+ years of historical data to stress the securities at an individual property level on a recurring basis, including significant market distress in real estate valuations

32

Note: Totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved

© Fifth Third Bancorp | All Rights Reserved 10-year treasury yield ($5.8) ($3.2) ($4.0) ($3.5) ($3.3) ($3.0) 9/30/23 9/30/24 12/31/24 3/31/25 6/30/25 9/30/25 Projected AOCI accretion ($2.8) ($2.4) ($2.1) ($1.8) ($1.5) 12/31/25E 12/31/26E 12/31/27E 12/31/28E 12/31/29E Securities portfolio AOCI accretion 33 $ in billions; 9/30/25 AFS and HTM portfolio unrealized loss, after-tax ~41% capital accretion ~19% capital accretion Historical AOCI accretion ~49% capital accretion since 3Q23 AOCI accretion1 assuming implied forward curve2 4.2%3.8% 4.6% 4.2% 4.2% For end note descriptions, see end note summary starting on page 41; totals shown above may not foot due to rounding 4.6%

© Fifth Third Bancorp | All Rights Reserved $14.83 $17.64 $18.69 $21.66 $21.91 $22.50 $23.01 $23.54 3.88% 3.88% 4.58% 4.16% 4.2% 4.4% 4.6% 4.8% TBV/S AOCI accretion 10-year treasury yield 12/31/2022 12/31/2023 12/31/2024 9/30/2025 12/31/2025 12/31/2026 12/31/2027 12/31/2028 Balance sheet positioned to grow tangible book value per share 34 TBV/share1 will improve due to AOCI accretion alone Projected TBV/share growth includes no earnings contribution from 2025-20282 For end note descriptions, see end note summary starting on page 41 Actuals Forecast +19% +6% +16% +3% +2%+2% Projected growth from AOCI burndown alone1 +1%

© Fifth Third Bancorp | All Rights Reserved 3.26% $11 $9 $8 $8 $5 3Q25 4Q30 2Q31 3Q31 4Q31 Cash flow hedges Receive-fixed swaps1 EOP notional value of cash flow hedges ($ in billions) Actual 35 Existing receive-fixed swaps2 Weighted average receive fixed rate 3.29% 3.31% 3.32% 3.44%3 For end note descriptions, see end note summary starting on page 41 Terminated $4B in receive-fixed swaps during 3Q25 to lock-in market implied pricing

© Fifth Third Bancorp | All Rights Reserved $18 $17 $14 $19 $22 $77 $75 $74 $73 $73 ($4) $3 $3 $5 $3 ($41) ($38) ($34) ($41) ($40) $50 $57 $57 $56 $58 Origination fees and gains on loan sale Gross servicing fees Net MSR Valuation MSR decay 3Q24 4Q24 1Q25 2Q25 3Q25 Mortgage banking results $ in millions Mortgage banking net revenue Mortgage originations and margins $ in billions Rate lock margin represents gains recorded associated with salable rate locks divided by salable rate locks. Gain-on-sale margin represents gains on all loans originated for sale divided by salable originations. 36 $1.9 $1.9 $1.4 $2.0 $1.9 $1.3 $1.2 $0.9 $1.3 $1.4 $0.6 $0.6 $0.5 $0.7 $0.6Originations HFI Originations HFS 3Q24 4Q24 1Q25 2Q25 3Q25 Note: Totals shown above may not foot due to rounding Rate lock margin 1.11% 0.98% 1.46% 1.23% 1.28% Gain-on-sale margin 1.00% 1.00% 1.31% 1.17% 1.33% Mortgage banking net revenue $50 $57 $57 $56 $58

Preferred dividend schedule

Upcoming preferred dividend schedule[1]

$ in millions	4Q25	1Q26	2Q26	3Q26
Series H *Floating*[2]	~$11	~$10	~$10	~$10
Series I *Floating*[2]	~$9	~$9	~$9	~$8
Series J *Floating*[2]	~$6	~$5	~$5	~$5
Series K	~$3	~$3	~$3	~$3
Class B Series A	~$3	~$3	~$3	~$3
Total	~$32	~$30	~$30	~$29

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For end note descriptions, see end note summary starting on page 41; totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved

© Fifth Third Bancorp | All Rights Reserved 3Q25 reported EPS of $0.91 included a negative $0.02 impact from the following notable item(s): • $27 million pre-tax (~$21 million after-tax2) charge related to interchange litigation matters • $6 million pre-tax (~$5 million after-tax2) benefit related to the FDIC special assessment 3Q25 adjustments and notable items Adjusted EPS of $0.931 38 For end note descriptions, see end note summary starting on page 41

Non-GAAP reconciliation

Fifth Third Bancorp and Subsidiaries
$ and shares in millions (unaudited)

	For the three months ended				
	September 2025	June 2025	March 2025	December 2024	September 2024
Net income (U.S. GAAP) (a)	$649	$628	$515	$620	$573
Net income (U.S. GAAP) (annualized) (b)	$2,575	$2,519	$2,089	$2,467	$2,280
Net income available to common shareholders (U.S. GAAP) (c)	$608	$591	$478	$582	$532
Add: Intangible amortization, net of tax	5	5	6	7	7
Tangible net income available to common shareholders (d)	$613	$596	$484	$589	$539
Tangible net income available to common shareholders (annualized) (e)	$2,432	$2,391	$1,963	$2,343	$2,144
Net income available to common shareholders (annualized) (f)	$2,412	$2,371	$1,939	$2,315	$2,116
Average Bancorp shareholders' equity (U.S. GAAP) (g)	$21,216	$20,670	$20,000	$19,893	$20,251
Less: Average preferred stock (h)	(2,112)	(2,116)	(2,116)	(2,116)	(2,116)
Average goodwill	(4,937)	(4,918)	(4,918)	(4,918)	(4,918)
Average intangible assets and other servicing rights	(77)	(79)	(86)	(94)	(103)
Average tangible common equity (i)	$14,090	$13,557	$12,880	$12,765	$13,114
Less: Average accumulated other comprehensive income ("AOCI")	3,520	3,935	4,362	4,292	3,914
Average tangible common equity, excluding AOCI (j)	$17,610	$17,492	$17,242	$17,057	$17,028
Adjustments (pre-tax items)					
Interchange litigation matters	27	1	18	55	57
Severance expense	—	15	—	—	9
Non-qualified deferred compensation expense/(benefit)	11	16	(4)	(7)	10
Securities (gains)/losses	(10)	(16)	9	8	(10)
FDIC special assessment	(6)	—	—	(11)	—
Fifth Third Foundation contribution	—	—	—	15	—
Adjustments - after-tax[1] (k)	$16	$12	$18	$47	$51
Adjustments (tax related items)					
Benefit related to the resolution of certain state income tax matters	—	—	—	(15)	—
Adjustments (tax related items) (l)	—	—	—	(15)	—
Adjusted net income [(a) + (k)+ (l)]	$665	$640	$533	$652	$624
Adjusted net income (annualized) (m)	$2,638	$2,567	$2,162	$2,594	$2,482
Adjusted net income available to common shareholders [(c) + (k) + (l)]	$624	$603	$496	$614	$583
Adjusted net income available to common shareholders (annualized) (n)	$2,476	$2,419	$2,012	$2,443	$2,319
Adjusted tangible net income available to common shareholders [(d) + (k) + (l)]	629	$608	$502	$621	$590
Adjusted tangible net income available to common shareholders (annualized) (o)	$2,495	$2,439	$2,036	$2,470	$2,347
Average assets (p)	$211,770	$210,554	$210,558	$211,709	$213,838
Metrics:					
Return on assets (b) / (p)	1.21%	1.20%	0.99%	1.17%	1.06%
Adjusted return on assets (m) / (p)	1.25%	1.22%	1.03%	1.23%	1.16%
Return on average common equity (f) / [(g) + (h)]	12.6%	12.8%	10.8%	13.0%	11.7%
Adjusted return on average common equity (n) / [(g) + (h)]	13.0%	13.0%	11.3%	13.7%	12.8%
Return on average tangible common equity (e) / (i)	17.3%	17.6%	15.2%	18.4%	16.3%
Adjusted return on average tangible common equity (o) / (i)	17.7%	18.0%	15.8%	19.3%	17.9%
Adjusted return on average tangible common equity, excluding AOCI (o) / (j)	14.2%	13.9%	11.8%	14.5%	13.8%

39

For end note descriptions, see end note summary starting on page 41; totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved

Non-GAAP reconciliation

Fifth Third Bancorp and Subsidiaries
$ and shares in millions (unaudited)

	For three months ended				
	September 2025	June 2025	March 2025	December 2024	September 2024
Average interest-earning assets (a)	**$193,500**	**$192,682**	**$192,808**	**$193,513**	**$195,836**
Net interest income (U.S. GAAP) (b)	$1,520	$1,495	$1,437	$1,437	$1,421
Add: Taxable equivalent adjustment	5	5	5	6	6
Net interest income (FTE) (c)	**$1,525**	**$1,500**	**$1,442**	**$1,443**	**$1,427**
Net interest income (FTE) (annualized) (d)	**$6,050**	**$6,016**	**$5,848**	**$5,741**	**$5,677**
Noninterest income (U.S. GAAP) (e)	**$781**	**$750**	**$694**	**$732**	**$711**
Interchange litigation matters	18	1	18	51	47
Noninterest income excluding certain item(s)	**$799**	**$751**	**$712**	**$783**	**$758**
Add: Securities (gains)/losses	(10)	(16)	9	8	(10)
Adjusted noninterest income, excluding certain item(s) and securities (gains)/losses (f)	**$789**	**$735**	**$721**	**$791**	**$748**
Noninterest expense (U.S. GAAP) (g)	**$1,267**	**$1,264**	**$1,304**	**$1,226**	**$1,244**
Interchange litigation matters	(9)	—	—	(4)	(10)
Severance expense	—	(15)	—	—	(9)
Legal settlements and remediations	—	—	—	—	—
FDIC Special Assessment	6	—	—	11	—
Fifth Third Foundation contribution	—	—	—	(15)	—
Noninterest expense excluding certain item(s)	**$1,264**	**$1,249**	**$1,304**	**$1,218**	**$1,225**
Add: Non-qualified deferred compensation (expense)/benefit	(11)	(16)	4	7	(10)
Adjusted noninterest expense, excluding certain item(s) and non-qualified deferred compensation (h)	**$1,253**	**$1,233**	**$1,308**	**$1,225**	**$1,215**
Metrics:					
Revenue (FTE) (c) + (e)	**2,306**	**2,250**	**2,136**	**2,175**	**2,138**
Adjusted revenue (c) + (f)	**2,314**	**2,235**	**2,163**	**2,234**	**2,175**
Pre-provision net revenue [(c) + (e) - (g)]	**1,039**	**986**	**832**	**949**	**894**
Adjusted pre-provision net revenue [(c) + (f) - (h)]	**1,061**	**1,002**	**855**	**1,009**	**960**
Net interest margin (FTE) (d) / (a)	**3.13%**	**3.12%**	**3.03%**	**2.97%**	**2.90%**
Efficiency ratio (FTE) (g) / [(c) + (e)]	**54.9%**	**56.2%**	**61.0%**	**56.4%**	**58.2%**
Adjusted efficiency ratio (h) / [(c) + (f)]	**54.1%**	**55.2%**	**60.5%**	**54.8%**	**55.9%**

40

For end note descriptions, see end note summary starting on page 41; totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved

© Fifth Third Bancorp | All Rights Reserved 41 Earnings presentation end notes Slide 3 end notes 1. Non-GAAP measure: see reconciliation on pages 39 and 40 of this presentation and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 4 end notes 1. Reported ROTCE, NIM, pre-provision net revenue, and efficiency ratio are non-GAAP measures: all adjusted figures are non-GAAP measures; see reconciliation on pages 39 and 40 of this presentation and the use of non-GAAP measures on pages 27-29 of the earnings release. 2. Current period regulatory capital ratios are estimated. 3. Non-GAAP measure: see reconciliation on pages 39 and 40 of this presentation and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 5 end notes 1. Results are on a fully-taxable equivalent basis; non-GAAP measure: see reconciliation on pages 39 and 40 of this presentation and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 6 end notes 1. Non-GAAP measure: see reconciliation on pages 39 and 40 of this presentation and use of non-GAAP measures on pages 27-29 of the earnings release. 2. Includes the effects of non-qualified deferred compensation. Slide 7 end notes 1. Non-GAAP measure: see reconciliation on pages 39 and 40 of this presentation and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 10 end notes 1. Excludes nonaccrual loans HFS. Slide 11 end notes 1. Excludes 2020, 2021, and 2022 metrics. 2. Loan balances exclude nonaccrual loans HFS. Slide 12 end notes 1. Current period regulatory capital ratios are estimated. 2. Excludes AOCI on cash flow hedges Slide 13 end notes 1. Non-GAAP measure: see reconciliation on pages 39 and 40 of this presentation and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 15 end notes 1. Digitally active defined as having at least one login to mobile or online banking during the quarter. 2. Mobile active defined as having at least one login to mobile banking during the quarter. Slide 16 end notes 1. Excluding securities gains/losses 2. Non-GAAP measure: see reconciliation on pages 39 and 40 of this presentation and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 17 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases.

© Fifth Third Bancorp | All Rights Reserved Earnings presentation end notes Slide 18 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. Total commercial portfolio line utilization. Slide 19 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. Slide 21 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. Slide 22 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude certain acquired mortgage & home equity loans, and certain credit loans on book primarily ~15+ years. Slide 23 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude certain acquired mortgage loans. Slide 24 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude certain acquired home equity loans. Slide 25 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. Slide 26 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude certain credit loans on book primarily ~15+ years. Slide 27 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. Slide 28 end notes 1. 3Q25 commercial and consumer portfolio make up ~$101M and ~$50M, respectively, of the total reserve for unfunded commitment. Slide 29 end notes 1. Loan balances exclude nonaccrual loans HFS. 42

© Fifth Third Bancorp | All Rights Reserved 43 Earnings presentation end notes Slide 30 end notes Note: Data as of 9/30/2025. 1. Excludes HFS Loans & Leases. 2. Fifth Third had $10.85BN of commercial variable loans classified as fixed given the impacts of $6.85BN in C&I receive-fix swaps and $4BN in CRE receive-fix swaps 3. Fifth Third had $4.21BN SOFR receive-fix swaps outstanding against long-term debt, which are being included in floating long-term debt. 4. As a percent of total commercial. 5. As a percent of total consumer. 6. Includes 12M term, 6M term, and Fed Funds based loans. 7. Term points include SOFR, AMERIBOR, Treasuries & FX curves. 8. Includes overnight term, 3M term, 6M term, 12M term and Fed Funds. Slide 31 end notes Note: Data as of 9/30/25; actual results may vary from these simulated results due to differences between forecasted and actual balance sheet composition, timing, magnitude, and frequency of interest rate changes, as well as other changes in market conditions and management strategies. 1. Re-pricing percentage or “beta” is the estimated change in yield after the 12-month ramp scenarios are fully realized and therefore reflects year-2. 2. Betas are asymmetrical as down betas assume a floor of 0%, along with rate floors, and up betas assumes a cap of 100% Slide 33 end notes 1. See forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 27-29 of the earnings release. 2. Analysis based on 9/30/2025 portfolio utilizing the implied forward curve as of 9/30/2025 Slide 34 end notes 1. See forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 27-29 of the earnings release. 2. Analysis based on 9/30/2025 portfolio utilizing the implied forward curve as of 9/30/2025 Slide 35 end notes 1. Represents forward looking statement, please refer to page 2 of this presentation regarding forward-looking non-GAAP measures 2. Existing swaps transition from receive fixed / pay 1-month LIBOR to receive fixed / pay compound SOFR + 11.448 bps on their next post-LIBOR cessation resets 3. Reflects the weighted average receive fixed rate (swaps only) as of 9/30/25 Slide 37 end notes 1. Represents forward looking statement, please refer to page 2 of this presentation regarding forward-looking non-GAAP measures. 2. Projected dividends for the Series J, Series H, and Series I reflect 3m Term SOFR plus the applicable spread. For the periods referencing 3m Term SOFR, the projections include the 26.161bps spread adjustment pursuant to the final rule adopted by the Federal Reserve. Slide 38 end notes 1. Average diluted common shares outstanding (thousands); 670,878; all adjusted figures are non-GAAP measures; see reconciliation on pages 39 and 40 of this presentation and the use of non-GAAP measures on pages 27-29 of the earnings release. 2. Assumes a 24% tax rate. Slide 39 end notes Note: See pages 27-29 of the earnings release for a discussion on the use of non-GAAP financial measures. 1. Assumes a 23% tax rate in 2024 and a 24% tax rate in 2025. Slide 40 end notes Note: See pages 27-29 of the earnings release for a discussion on the use of non-GAAP financial measures.